Corporations Section P.O. Box 13697 Austin, Texas 78711-3697		John Steen Secretary of State
Office of the Secretary of State

January 30, 2013

Corporation Service Company

211 E. 7th Street, Suite 620

Austin, TX 78701 USA

- - - -

RE: CannaVEST Corp.

File Number: 801353685

It has been our pleasure to file the Certificate of Amendment for the referenced entity. Enclosed is the certificate evidencing filing. Payment of the filing fee is acknowledged by this letter.

If we may be of further service at any time, please let us know.

Sincerely,

Corporations Section

Business & Public Filings Division

(512) 463-5555

Enclosure

Come visit us on the internet at http://www.sos.state.tx.us/

Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-I for Relay Services
Prepared by: Lisa Jones	TID: 10323	Document: 463577270002

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	John Steen Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING

OF

CannaVEST Corp.

801353685

[formerly: Foreclosure Solutions, Inc.]

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Amendment for the above named entity has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

Dated: 01/29/2013

Effective: 01/29/2013

/s/ John Steen John Steen Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/

Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-I for Relay Services
Prepared by: Lisa Jones	TID: 10323	Document: 463577270002

Form 424 (Revised 05/11) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions	Certificate of Amendment	This space reserved for office use. FILED In the Office of the Secretary of State of Texas JAN 29 2013 Corporations Section

Entity Information

The name of the filing entity is:

Foreclosure Solutions, Inc.

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☒	For-profit Corporation	☐	Professional Corporation
☐	Nonprofit Corporation	☐	Professional Limited Liability Company
☐	Cooperative Association	☐	Professional Association
☐	Limited Liability Company	☐	Limited Partnership

The file number issued to the filing entity by the secretary of state is: 0801353685

The date of formation of the entity is: December 9, 2010

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

CannaVEST Corp.

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent

(Complete either A or B, but not both. Also complete C.)

☒      A. The registered agent is an organization (cannot be entity named above) by the name of:

Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

OR

☐      B. The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix

The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.

C. The business address of the registered agent and the registered office address is:

211 E. 7th Street, Suite 620	Austin	TX	78701-3218
Street Address (No P.O. Box)	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text area (The attached addendum, if any, is incorporated herein by reference.)

☐ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☐ Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

☐ Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Effectiveness of Filing (Select either A, B, or C.)

A. ☒  This document becomes effective when the document is filed by the secretary of state.

B. ☐  This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: _______________________________

C. ☐  This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: _______________________________

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date: January 28, 2013

By:	Michael Mona, Jr.

/s/ Michael Mona, Jr.
Signature of authorized person

Michael Mona, Jr., President, Treasurer and Secretary
Printed or typed name of authorize person (see instructions)